                                                                     Exhibit 7.1

                       SALE AND ASSIGNMENT OF DEBENTURES
                       ---------------------------------


     THIS SALE AND ASSIGNMENT OF DEBENTURES is effective this 13th day of November, 2000 by and among Sovereign Partners, L.P., Dominion Capital Fund Ltd. and Canadian Advantage Limited Partnership (the "Sellers"), Trans National Holding Ltd. (the "Purchasers"), and Rich Coast Inc. (the "Company").


                                    RECITALS
                                    --------

     A. Purchasers desire to purchase, and Sellers desire to sell, all of Sellers' right, title and interest in 8% Convertible Debenture due June 11, 2003 issued by the Company (the "Debentures").

     B. Purchasers will tender the purchase price of $500,000 in United States funds to Sellers via wired funds to a trust account at Perkins Coie LLP, Denver, Colorado (the "Escrow Agent") as full consideration for the Debentures, including any and all interest or penalties due and owing on the Debentures, and in exchange therefore Sellers will assign all of their right, title and interest in and to the Debentures to Purchasers.

     C. The Company is willing to issue to Sellers warrants to purchase 150,000 shares (the "Warrants") of its common stock as incentive for Sellers to enter into this transaction.


                                   AGREEMENT
                                   ---------

     1. Purchasers hereby immediately tender $100,000 in United States funds to the Escrow Agent as a non-refundable down payment and agree to tender an additional $400,000 in United States funds to the Escrow Agent on or before December 15, 2000. In exchange therefore, Sellers hereby assign all of their right, title and interest to the Debentures to Purchasers, including all interest or penalties due and owing, and deliver the original Debentures to the Escrow Agent. Upon receipt of the $100,000 initial payment and the Debentures, the Escrow Agent will release the funds to the Sellers. Upon receipt of the remaining $400,000, the Escrow Agent will release the Debentures to the Purchasers.

     2. If Purchasers fail to wire the $400,000 to the Escrow Agent by December 15, 2000, then Sellers may demand return of the original Debentures and will keep the $100,000 paid upon the signing of this Agreement as forfeited funds. In such case, upon written demand from Sellers, Escrow Agent will return the original Debentures to Sellers.

     3. Sellers hereby warrant that they are the sole owners of the Debentures and the Debentures are not subject to any liens or encumbrances.
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     4.  Effective upon release of the original Debentures to Purchasers, the
Company hereby grants to Sellers warrants to purchase an aggregate of 150,000 shares of its common stock, exercisable for five years at $0.50 per share. The warrant agreements will be held by the Escrow Agent and released to the Sellers upon release of the original Debentures. The warrant agreements will include a provision that permits Sellers to exercise via cashless exercise.


"PURCHASERS"                            "SELLERS"

TRANS NATIONAL HOLDING LTD.             SOVEREIGN PARTNERS, L.P.


By: /s/ Trans National Holding Ltd.     By: /s/ Sovereign Partners, L.P.
   --------------------------------         --------------------------------
Title:_____________________________     Title:________________________


"THE COMPANY"

RICH COAST INC.                         DOMINION CAPITAL FUND, LTD.


By: /s/ Rich Coast Inc.                 By: /s/ Dominion Capital Fund, Ltd.
   --------------------------------         --------------------------------
Title:_____________________________     Title:________________________


                                        CANADIAN ADVANTAGE LIMITED PARTNERSHIP


                                        By:/s/ Canadian Advantage Limited
                                           ---------------------------------
                                        Partnership
                                        -----------
                                        Title:________________________

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